SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 21, 2015

Date of Report (Date of earliest event reported)

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UNITY BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-12431

(Commission File Number)

22-3282551

(IRS Employer Identification No.)

64 Old Highway 22

Clinton, NJ 08809

(Address of Principal Executive Office)

(908) 730-7630

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Registrant issued a press release on May 21, 2015, announcing the election of Aaron Tucker to the Registrant’s Board of Directors, the full text of which is filed as Exhibit 99.1 with the Current Report on Form 8-K.  Aaron Tucker previously served as a member of the Board of Directors of Unity Bank, the Registrant’s wholly owned subsidiary.

There are no arrangements or understandings between Aaron Tucker and any other persons pursuant to which they were selected as directors.  There are no material plans, contracts, or arrangements to which Aaron Tucker is a party of or in which he participates that was entered into or materially amended in connection with his appointment to the Board, nor are there any grants or awards to Aaron Tucker, in connection with the same.

Aaron Tucker conducts banking transactions with the Bank from time to time.  Each such transaction is made in the ordinary course of the Bank’s business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and does not involve more than the normal risk of collectability or present other unfavorable features.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press release issued by Registrant on May 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.

(Registrant)

Date: May 21, 2015

By: /s/     Alan J. Bedner

Alan J. Bedner

EVP and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT #	DESCRIPTION

99.1	Press release issued by Registrant on May 21, 2015.